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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report on the consolidated financial statements of DigitalNet Holdings, Inc. dated January 27, 2003 (except with respect to the matter discussed in paragraph 2 in Note 14, as to which the date is March 28,
2003) and to our report on the consolidated financial statements of DigitalNet Goverment Solutions, LLC dated January 27, 2003 in Amendment
No. 3 to the Registration Statement (Form S-1 No. 333-102731) and related Prospectus of DigitalNet Holdings, Inc. for the registration of shares of its common stock.

                                             /s/ Ernst and Young LLP

McLean, Virginia
March 28, 2003